                                                                   EXHIBIT 10.20

                            Second Amendment to Lease

     Reference is made to a Lease dated July 10, 1985 by and between Simon D. Young as Trustee of Sandpy Realty Trust under a Declaration of Trust dated January 2, 1985, recorded with Bristol County North District Registry of Deeds in Book 2700, Page 276, as Lessor (hereinafter referred to as "Lessor") and Wigs by Paula, Inc., a Massachusetts corporation as Lessee, (hereinafter referred to as "Lessee"), pertaining to premises on Bristol Drive, Easton, Massachusetts more fully described therein, as amended by First Amendment to Lease dated March 15, 1986 (said Lease as amended being hereinafter referred to as the "Lease").

     For Ten Dollars ($10.00) and other good and valuable consideration, each to the other paid, the receipt and sufficiency of which is hereby acknowledged Lessor and Lessee hereby further amend the Lease as follows:

     1. The effective date of this Second Amendment to Lease (the "Effective Date") as between Landlord and Tenant shall be January 1, 1989.

     2. Section 1 of the Lease entitled "Demise of Premises" is hereby amended by substituting for Schedule A referred to therein and attached to the Lease, Schedule A attached to this Second Amendment to Lease.

     3. Paragraph 3 of the Lease entitled "Term" is hereby deleted and the following substituted in lieu thereof:

     (a) The initial term of this Lease (the "Initial Term") commenced on April 15, 1986 (the "Commencement Date") and shall expire on December 31, 1993, subject to Lessee's option to extend the term of this Lease as set forth below and subject to earlier termination pursuant to the provisions hereof.

     (b) Lessee shall have the option to extend the term of this Lease for one
(1) additional period of five (5) years (the "Extension Period") provided that
(1) Lessee shall exercise said option by notice to Lessor given pursuant to Paragraph 16 of this Lease at least six (6) months prior to the expiration of the Initial Term of this Lease, and (2) this Lease shall be in full force and effect and Lessee shall not be in default beyond any applicable notice or grace period under any of the terms of this Lease at the expiration of the Initial Term of this Lease, and (3) such Extension Period shall be upon the same terms, convenants and conditions as are contained in this Lease except that Fixed Rent shall be determined pursuant to the final paragraph of Paragraph 4(a) hereof."

     4. The first sentence of Paragraph 4(a) of the Lease entitled "Fixed Rent" is hereby deleted and the following substituted in lieu thereof:

     "Lessee convenants and agrees to pay Lessor without offset or reduction, and without previous demand therefor Fixed Rent at the rate of $480,000. Per annum during the five (5) year period commencing on the Effective Date.

     There is hereby added to Paragraph 4(a) of the Lease entitled "Fixed Rent" the following additional paragraph:

     In the event that Lessee shall exercise its option to extend the term of this Lease pursuant to Paragraph 3(b) hereof annual Fixed Rent during the Extension Period shall be an amount per annum equal to the Fair Market Rental for the Leased Premises as agreed upon by the parties as of a date which is one hundred twenty (120) days prior to the commencement of the Extension Period (the "Rental Determination Date"), but in no event shall annual Fixed Rent during the Extension Period be less than $300,000. Fair Market Rental shall be determined taking into account the terms and provisions of this Lease, including, without limitation, the uses permitted hereunder, but without taking into account the Fixed Rent otherwise payable hereunder. If the parties are unable to agree on said Fair Market Rental as of the Rental Determination Date, said question shall be submitted to arbitration as provided in Exhibit B-1 hereto. Pending the determination of Fair Market Rental, Lessee shall continue to pay Fixed Rent at the previous rate until Fair Market Rental is finally determined, at which time any difference between the Fixed Rental paid and such Fair Market Rental for such interim period shall become immediately due and payable by Lessee or reimbursed by Lessor, as the case may be.

     5. Paragraph 4(b) of the Lease entitled "Additional Rent" is hereby amended as follows:

     (a) by deleting Paragraph 4(b)(iv) of the Lease, providing for payment by the Lessee of increased cost of Lessor's interest charges and other payments under Lessor's Industrial Revenue Bond Financing.

     (b) by deleting the sentence following Paragraph 4(b)(iv) of Lease, which places a minimum upon Fixed Rent and Additional Rent at the amount payable by Lessor as Loan Payments and Additional Payments under Lessor's Industrial Revenue Bond Financing.

     6. Paragraphs 12 and 13 of the Lease are hereby amended as follows:

     (i) Paragraph 12(a) of the Lease entitled "Lessor's Restoration Obligation" is hereby amended by adding after the word "destruction" in the fifth line thereof the words "provided that such proceeds are made available for restoration by the Institutional First Mortgagee and provided."

     (ii) Paragraph 12(c) of the Lease entitled "Lessee's Right to Terminate" is hereby amended by adding after the words "original term" in the 10th line thereof the words "if not extended pursuant hereto."

     (iii) Paragraph 13(d) of the Lease entitled "Restoration" is hereby amended by adding after the words "Lessor shall" in the second line thereof the words "provided that such proceeds are made available for restoration by the Institutional First Mortgagee and provided."

     7. Paragraph 8(a) of the Lease entitled "use" is hereby amended by adding the following to the end thereof:

     "Without limiting the generality of the foregoing, so long as Lessor's Industrial Revenue Bond financing is in effect, Lessee shall not use or allow the use of the Leased Premises other than as an industrial development facility, as defined in Massachusetts General Laws Chapter 40D, and in no event shall the Leased Premises be used contrary to the provisions of Section 144(a)(8) of the Internal Revenue Code of 1986."

     8. Paragraph 8(d) of the Lease entitled "Alterations to Building; Removal of Fixtures" is hereby amended as follows:

     (i) There is hereby deleted from the final paragraph of Paragraph 8(d) of the Lease the words "and of certain components of the Building included in the initial construction under Paragraph 22 hereof."

     (ii) There is also hereby deleted from the final paragraph of Paragraph 8(d) of the Lease subdivision (c) thereof, relating to removal of certain components of the initial construction carried out pursuant to Paragraph 22 of the Lease.

     (iii) there is hereby inserted at the end of Paragraph 8(d) the following sentence:

     "Lessee shall at Lessor's request remove at the expiration or termination of the term of this Lease (i) any non-structural items previously referred to in this Paragraph 8(d) which shall have been installed by Lessee or anyone claiming under Lessee and (ii) any structural items previously referred to in this Paragraph 8(d) which shall have been installed by Lessee or anyone claiming under Lessee, provided that Lessor shall have required such removal as a condition of giving consent to the construction or installation thereof."

     9. The last four lines of Paragraph 9(a) (ii) are hereby deleted.

     10. Paragraph 9(c) of the Lease is hereby amended by inserting the following sentences at the end thereof. "In all events the public liability and casualty insurance to be maintained pursuant hereto shall meet or exceed all requirements of any permitted Institutional First Mortgage documentation as to limits of coverage, the form of insurance required and as to the insurance companies issuing such policies, provided, however that the limits of coverage, form of insurance and requirements as to insurance companies (including, without limitation, ratings of insurance companies) shall be consistent with the requirements of Institutional First Mortgagees for similar types of uses and similar buildings located within the area in which the Leased Premises are located. Lessee shall name the Institutional first Mortgagee as "Additional Insured" on all liability insurance policies unless otherwise instructed by the Institutional First Mortgagee."

     11. There is hereby substituted in lieu of the clause beginning with the word "then" and ending with the words "this lease shall be terminated" which follows subdivision (v) of Paragraph 14 of the Lease the following:

     "Each of the foregoing events shall constitute a "default" or "Event of Default" hereunder. This Lease is made on the condition that, if a default or an Event of Default occurs, Lessor may immediately or at any time thereafter exercise one or more of the following remedies, consecutively or simultaneously, without notice or demand:

          (a) Lessor may bring suit for damages or specific performance for the collection of unpaid rent or the performance of any of Lessee's obligations, all either with or without entering into possession or terminating this Lease;

          (b) Lessor may, at its option, give Lessee a notice terminating this Lease on a date not less than ten (10) business days after Lessor gives such notice, and upon such date this Lease shall terminate and all rights of Lessor shall cease without further notice or lapse of time, Lessee hereby waiving all statutory rights, including rights of redemption, if any. Upon termination of this Lease, Lessee shall surrender the Leased Premises to Lessor. Lessor may remove Lessee's property and store it in a public warehouse at the expense and risk of Lessee.

     The remainder of Paragraph 14 of the Lease shall remain unmodified.

     12. Paragraph 11 of the Lease entitled "Assignment by Lessee and Subletting" is hereby deleted and the following substituted in lieu thereof:

     Assignment by Lessee and Subletting. Provided that Lessee is not in default under this Lease beyond any applicable notice or grace period, Lessee may sublet the whole of the Leased Premises or may sublet the Leased Premises in part in accordance with the fourth paragraph of this Paragraph 11, or may assign all of its rights and interests under this Lease provided that (a) any such transferee other than a sublessee of a part of the Leased Premises shall expressly agree with Lessor in writing, to assume and pay and perform Lessee's obligations hereunder, (b) any such subletting or assignment (and any further sublease or assignment thereafter), shall be subject to the terms of outstanding financing and to the prior written approval of Lessor, (c) Lessee shall, nevertheless, remain primarily liable hereunder in any event. Lessor shall not withhold its consent to a proposed transferee if (1) the overall financial position of the transferee shall be equivalent to the overall financial position of the Lessee on December 31, 1988 or at the time of transfer, whichever is greater, (2) the use by the transferee is both (i) a use permitted by Paragraph 8 of this Lease and (ii) a use which would not materially adversely affect the Fair Market Value of the Building or the Land and (3) if the Industrial Revenue Bond financing is in effect, neither the proposed transferee nor its use of the Leased Premises will cause the industrial revenue bonds issued pursuant thereto to lose their exemption from Massachusetts or Federal taxes.

     Provided that Lessee is not in default under this Lease beyond any applicable notice or grace period, Lessee may, without the consent of Lessor, assign this lease, or sublet the whole of the Leased Premises or sublet the Leased Premises in part in accordance with the fourth paragraph of this Paragraph 11 to any corporation into which the Lessee shall be merged or consolidated, or any corporation which shall acquire all or substantially all of the assets of Lessee provided that (a) any such transferee other than a sublessee of a part of the Leased Premises shall expressly agree with Lessor in writing to assume and pay and perform Lessee's obligations hereunder, (b) any such subletting or assignment (and any further sublease or assignment thereafter), shall be subject to the terms of outstanding financing, (c) Lessee shall, nevertheless remain primarily liable hereunder in any event, (d) any acquiring or resulting corporation has immediately subsequent to such transaction an overall financial position equivalent to the greater of (i) the overall financial position of the Lessee as of December 31, 1988 or (ii) the overall financial position of the Lessee on the proposed date of such transaction, and (e) the use of the Leased Premises by the transferee shall be both (i) a use permitted by Paragraph 8 of this Lease and (ii) either (a) a continuation of the use by Lessee of the Leased Premises prior to such transaction or (b) a use which would not materially adversely affect the Fair Market Value of the Building or the Land, and (f) if the

Industrial Revenue Bond financing is in effect, neither the proposed transferee nor its use of the Leased Premises will cause the industrial revenue bonds issued pursuant thereto to lose their exemption from Massachusetts or Federal taxes. Provided that Lessee is not in default under this Lease beyond any applicable notice or grace period Lessee may also without the consent of Lessor assign this Lease or sublet the entire Leased Premises or sublet the Leased Premises in part in accordance with the fourth paragraph of this Paragraph 11 to an affiliated corporation of Lessee, provided that (a) such affiliated corporation shall expressly agree with Lessor in writing to assume and pay and perform Lessee's obligations hereunder and (b) Lessee shall nevertheless remain primarily liable hereunder in any event (c) that the use of the Leased Premises by the transferee shall be both (i) a use permitted by Paragraph 8 of this Lease and (ii) either (a) a continuation of the use by Lessee of the Leased Premises prior to such transaction or (b) a use which would not materially adversely affect the Fair Market Value of the Building or the Land, (d) if the Industrial Revenue Bond financing is in effect, neither the proposed transferee nor its use of the Leased Premises will cause the industrial revenue bonds issued pursuant thereto to lose their exemption from Massachusetts or Federal taxes, and (e) such affiliated corporation shall be a corporation which either (i) controls Lessee by holding at least 50% of the equity interest and voting power in Lessee or (ii) is controlled by Lessee by Lessee's holding at least 50% of the equity interest and voting power in the affiliated corporation or (iii) is controlled by a parent corporation which also controls Lessee, which parent corporation owns at least 50% of the equity interest and voting power in each of Lessee and the affiliate.

     For purposes hereof, a sale or transfer of more than fifty percent (50%) of the stock in Lessee (whether such sale or transfer occurs at one time or at intervals so that, in the aggregate, over the term of this Lease, such a transfer shall have occurred) shall be deemed to be an "assignment" of this Lease.

     Lessee may sublet a portion of the Leased Premises to a single subtenant while occupying the remainder of the Leased Premises or may sublet the Leased Premises to no more than two subtenants if Lessee is not occupying any portion of the Leased Premises, subject in all events to the applicable requirements and conditions for subletting of the Leased Premises as set forth above.

     Any transaction described in this Paragraph 11 (including, but not limited to, a merger, consolidation, transfer of substantially all of the assets of Lessee or assignment or subletting to an affilate) shall be deemed to be an "assignment or subletting" for all purposes in connection with this Lease whether or not Lessor's consent is required for such transaction.

     Lessee shall as a condition to the effectiveness of any transaction described in this Paragraph 11 (and deemed to be an "assignment or subletting" as aforesaid) give Lessor prior written notice of such transaction at least thirty (30) days prior to the effective date thereof, whether or not Lessor's consent to such transaction is required hereunder. Lessor may deal with any assignee or sublessee (including the acceptance of rental therefrom) without being deemed to have approved any such assignment or subletting and without waiving any rights or remedies against Lessee. All subleases shall be subject to this Lease and the terms and provisions hereof.

     In the event of any assignment of this Lease or subletting of the Leased Premises, fifty percent (50%) of any profit received by Lessee on account of such assignment or subletting (whether in a lump sum or installments) on account of such assignment or subletting or otherwise) net of any expenses attributable to such assignment or subletting shall be deemed rent payments to Lessor and shall be paid over the Lessor immediately upon receipt thereof.

     13. Paragraph 16 of the Lease is hereby amended to provide that copies of notices to Lessee shall be sent to R. Timmis Ware, Esq., Townley & Updike, Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Copies of notices to Lessor shall continue to be sent go Neil N. Glazer, Esq. at the address set forth in the Lease.

     14. There is hereby added to the Lease an additional Paragraph 23 entitled "Option to Purchase", as follows:

     "Provided that this Lease is in full force and effect and Lessee is not in default of its obligations hereunder at the time of closing and provided that SC Corporation, the parent corporation of Wigs By Paula, Inc., shall not be in default under that certain Promissory Note dated as of January 1, 1989 from SC Corporation, as maker payable to the order of Simon D. Young in the principal sum of $1,500,000. at the time of closing, Lessee shall have the right and option to purchase the Leased Premises (a) at the expiration of the Initial Term of this Lease, or (b) at the expiration of the Extension Period, if Lessee extends the term of this Lease pursuant to Paragraph 3(b) hereof. Said option shall be exercised by giving notice to the Lessor of such intention in accordance with Paragraph 16 of this Lease no later than nine (9) months prior to the expiration of the Initial Term or Extension Period, as the case may be (the "Exercise Date"). Nothing herein contained shall be deemed to cause or allow any option in favor of Lessee to purchase the Demised Premises to survive a foreclosure sale by any Institutional First Mortgagee effected pursuant to applicable law. Said purchase shall be on the following terms and conditions:

     (a) Purchase Price. The purchase price shall be the Fair Market Value of the Leased Premises as agreed upon by the parties as of a date which is six (6) months prior to the expiration of the Initial Term or Extension Term, as the case may be ("the Determination Date"). If the parties are unable to agree on said Fair Market Value as of the Determination Date, said question shall be submitted to arbitration as provided in Exhibit B-2 hereto.

     (b) Title. The deed for the Leased Premises shall be the usual quitclaim deed in form for recording and shall be duly executed and acknowledged by Lessor, so as to convey to the Lessee good, record and marketable fee simple title to the Leased Premises free of all encumbrances except as hereinafter stated. Title to the Leased Premises shall be conveyed subject only to the following: (i) building, zoning, and other legal requirements affecting the Leased Premises; (ii) the Leased Premises are to be conveyed "as is"; (iii) this Lease any subleases created hereunder; (iv) real estate taxes and other matters for which Lessee is responsible as "Additional Rent" and (v) those liens and encumbrances set forth on Exhibit C-1 to this Lease plus any liens or encumbrances created at Lessee's request or with Lessee's consent plus any liens or encumbrances subject to which Lessee must accept title pursuant to subdivision (f) hereof if Lessee has not revoked its exercise of its option pursuant to subdivision (f) hereof. Notwithstanding anything contained herein to the contrary, Lessor shall be obligated to deliver the Leased Premises free of all mortgages, collateral assignments of the Lessor's interest in leases, uniform commercial code financing statements and similar financing documents, including, without limitation, the existing Industrial Revenue Bond Financing and any other Institutional First Mortgages, all of which shall be paid in full as of the closing.

     (c) Casualty; Eminent Domain. If after the exercise of the option by the Lessee there shall be a taking, or if the Leased Premises shall be damaged or destroyed by fire or other casualty, then, provided that Lessee shall have complied with its obligations under the Lease with respect to payment of the entire cost of Lessor's Insurance as provided in Paragraph 4(b), Paragraph 8(d) and Paragraph 9 of this Lease, Lessee shall have the right to elect either of the following options, (i) Lessee shall have the right nevertheless to complete the purchase and to pay the purchase price without reduction and all proceeds of takings or insurance proceeds, as the case may be, recovered or recoverable on account thereof, shall be paid over or assigned to Lessee; or (ii) Lessee may elect to revoke its exercise. In the event that Lessee shall not have complied with its obligations under the Lease with respect to payment of the entire cost of Lessor's Insurance as provided in Paragraph 4(b), Paragraph 8(d) and Paragraph 9 of the Lease, then, in the event the Leased Premises shall be damaged in destroyed by fire or other casualty, Lessee may not elect to revoke its exercise of the purchase option but must complete the purchase and pay the purchase price without reduction and all insurance proceeds, if any, recovered or recoverable on account thereof, shall be paid over or assigned to Lessee. For purposes of this paragraph a default in payment of fixed rent, additional rent or any other charges hereunder which shall not have been remedied prior to the earlier of (i) the expiration of applicable notice and grace period or (ii) the date of closing, shall be deemed to be a failure to pay the cost of Lessor's Insurance as required by this Lease.

     (d) Closing. The closing shall take place at the offices of Singer, Stoneman, Kunian & Kurland, P.C., or such other place as Lessor and Lessee shall reasonably agree, at 10:00 a.m., on the first business day following expiration of the Initial Term or the Extension Period, as the case may be. The Purchase Price shall be payable in immediately available funds via federal funds wire received by a Boston Bank designated by Lessor on the closing date. Fixed Rental, Additional Rental and other charges hereunder shall be prorated as of the closing date.

     (e) Postponement of Closing; Payment of Rent. In the event that the closing shall take place after the expiration of the Initial Term or Extension Period as the case may be of this Lease, Lessee shall continue to be responsible for all of its obligations hereunder until title has passed and the purchase is consummated, including, without limitation, the payment of Fixed Rent, Additional Rent and other amounts payable hereunder, and shall continue to possess its rights hereunder. In the event that Lessee shall have elected to purchase the Leased Premises at the expiration of the Initial Term of this Lease and the Closing shall be delayed beyond the expiration of the Initial Term, then in lieu of requiring a determination of Fair Market Rental, Fixed Rent shall be payable from the time of expiration of the Initial Term until the time of closing a the rate of $300,000. per annum, prorated on a per diem basis. Notwithstanding the foregoing, if such delay is solely the result of a failure or inability by the Lessor to satisfy a condition for closing to be satisfied by Lessor and Lessee, or a person claiming under Lessee, is not occupying the Leased Premises during such period, then Lessee shall not be responsible for performing the obligations of the Lessee under the Lease during such period.

     It is understood and agreed that if as a result of a delay in the closing which is not the result of a default of the Lessee, the closing shall take place after the Initial Term or Extension Period has expired in accordance with its terms, such delay shall be considered to be an exception to the requirement that the Lease be in full force and effect at the time of the Closing.

     (f) Lessor may use any portion of the purchase price to discharge any title matters. In the event that the Leased Premises shall be encumbered by any liens or encumbrances which are not set forth on Exhibit C-1 then: (a) if the Leased Premises are encumbered by any liens or encumbrances not set forth on Exhibit C-1 which have been voluntarily created by Lessor (other than liens or encumbrances created by Lessee or at Lessee's request or with Lessee's consent) which by their terms can be removed by the payment of a liquidated sum (such as, but not limited to a mortgage) then Lessor shall be obligated to remove such liens or encumbrances as of the Closing Date then Lessee as its sole and exclusive remedy shall either (i) revoke its exercise of the purchase option by notice to Lessor given by personal delivery to Lessor at the Closing or (ii) proceed to a closing in which event Lessee shall be obligated to remove such liens and encumbrances including any necessary costs or expenses relating there to; (b) if the leased Premises are encumbered by any liens or encumbrances not set forth on Exhibit C-1 which have been voluntarily created by Lessor (other than liens or encumbrances created by Lessee or at Lessee's request or with Lessee's consent) which cannot by their terms be removed by the payment of a liquidated sum but which may be able to be cured by the payment of money (such as but not limited to a lis pendens), then Lessor shall use its best efforts prior to the Closing Date to remove such liens and encumbrances by payment of up to One Hundred Thousand ($100,000.00) dollars in the aggregate and if all such liens and encumbrances shall not be removed prior to the Closing Date then Lessee shall as its sole and exclusive remedy either (1) revoke its exercise of the purchase option by notice to Lessor (given by personal delivery to Lessor at the closing), or (2) proceed to a closing subject to all liens and encumbrances then existing without reduction in the Purchase Price, (C) if the Leased Premises are encumbered by any liens or encumbrances not set forth on Exhibit C-1 which have not been created voluntarily by Lessor (other than liens or encumbrances created by Lessee or at Lessee's request or with Lessee's consent) then Lessor shall not be obligated to remove or to endeavor to remove such liens and encumbrances and Lessee as its sole and exclusive remedy shall either (i) revoke its exercise of the purchase option by notice to Lessor (given prior to the Determination Date) or (ii) proceed to a closing subject to all liens and encumbrances then existing, without reduction in the Purchase Price.

     In the event that there shall be any zoning violations affecting the Leased Premises or in the event that the use of the Leased Premises by the Lessee for warehouse, distribution center and related administrative office purposes shall be prohibited by applicable zoning requirements, then Lessee may elect as its sole remedy on account thereof either (1) to proceed to a closing subject to all applicable zoning requirements and without reduction in the purchase price otherwise payable hereunder or (2) to revoke its exercise of its purchase option by notice to Lessor given prior to the Determination Date. Lessor shall be under no obligation to undertake to remedy any such situation.

     There is hereby substituted for Schedule C to the Lease, Schedule C in the form attached hereto.

     15. Except as modified hereby, the Lease shall remain unmodified in full force and effect.

     Executed as sealed instrument. Dated: March 1, 1989

WITNESS:                                  SANDPY REALTY TRUST

  /s/ Neil N Glaz                         By:   /s/ Simon D. Young
- -----------------------                       --------------------------
                                              Simon D. Young, as Trustee
                                              and aforesaid but not individually


                                          WIGS BY PAULA, INC.

  /s/ Neil N. Glaz                        By:   /s/ Simon D. Young
- -----------------------                       -------------------------
                                              Simon D. Young, President

                                  SCHEDULE A-1

     Premises shown as Lot A-1-H on a Plan entitled Plan of Land in Easton, Massachusetts, owned by Sandpy Realty Trust, Simon D. Young, Trustee, Scale 1" = 40', dated December 28, 1988, prepared by Hayward-Boynton & Williams, Inc., Surveyors, Civil Engineers, 140 School Street, Brockton, Massachusetts, and outlined in red on the copy of the aforesaid Plan of Land attached hereto, being a portion of the premises described in Schedule A-2 hereto.

                                  SCHEDULE A-1


                                   Page 2 of 2

                                      [MAP]

                      [PLAN OF LAND IN EASTON, MASSACHUSETTS]

                                  SCHEDULE A-2

A certain parcel of land shown as Parcel A-1-C on a plan entitled "Plan of Land in Easton, Massachusetts, owned by Carl and Albertina R. Kempf" dated January 21, 1977, by Hayward-Boynton & Williams, Inc. and recorded with the Bristol County (North District) Registry of Deeds in Plan Book 162, Page 75. Parcel A-1-C is more particularly bounded and described, according to said plan, as follows:

NORTHEASTERLY    by Bristol Drive, one hundred fifty and 00/100 (150.00) feet;

SOUTHEASTERLY    by Parcel A-1-D, three hundred ninety-one and 98/100 (391.98)
                 feet;

SOUTHWESTERLY    by land of Carl A. And Albertina R. Kempf, one hundred
                 fifty-two and 85/100 (152.85) feet; and

NORTHWESTERLY    by Parcel A-1-B, four hundred twenty-one and
                 54/100 (421.54) feet.

Parcel A-1-C contains 1.401 acres, according to said plan.


PARCEL A-1-D:

A certain parcel of land shown as Parcel A-1-D on said plan recorded in Plan Book 162, Page 75 and being more particularly bounded and described, according to said plan, as follows:

NORTHEASTERLY    by Bristol Drive, one hundred fifty and 00/100 (150.00) feet;

SOUTHEASTERLY    by Parcel A-1-E, on two (2) courses, two hundred
                 sixty and 51/100 (260.51) feet and one hundred and 68/100 (100.68) feet;

SOUTHWESTERLY    by land of Carl A. And Albertina R. Kempf, one hundred
                 fifty-nine and 24/100 (159.24) feet; and

NORTHWESTERLY    by Parcel A-1-C, three hundred ninety-one
                 and 98/100 (391.98) feet.

Parcel A-1-D contains 1.306 acres, according to said plan.


LOT A-1-E:

A certain parcel of land shown as Lot A-1-E on a plan entitled "Plan of Land in Easton, Massachusetts owned by Paramount Development Associates, Inc." dated March 26, 1962, and recorded with the Bristol County (North District) Registry of Deeds in Plan Book 197, Page 30. Lot A-1-E is more particularly bounded and described, according to said plan, as follows:

NORTHEASTERLY    by Bristol Drive, two hundred nineteen and 29/100 (219.29)
                 feet;

NORTHEASTERLY,
EASTERLY AND
SOUTHEASTERLY    by the intersection of Bristol Drive and
                 Norfolk Avenue, seventy-eight and 54/100
                 (78.54) feet on a curve with a radius of fifty and 00/100 (50.00) feet;

SOUTHEASTERLY    by Norfolk Avenue, two hundred sixty-seven and
                 00/100 (267.00) feet;

SOUTHWESTERLY    by Lot A-1-F, two hundred sixty-five and 29/100
                 (265.29) feet; and

NORTHWESTERLY    by Parcel A-1-D, on two (2) courses,
                 seventy-four and 62/100 (74.62) feet and two hundred sixty and 51/100 (260.51) feet.

Lot A-1-E contains 87,120 square feet (2.000 acres), according to said plan.

                                   EXHIBIT B-1

     If the parties are unable to agree on said Fair Market Rental as of the Determination Date, said question shall be submitted upon either party's request to a board of appraisers two (2) in number, one named by Lessor and one named by Lessee. Each appraiser appointed under this paragraph shall be a reputable real estate broker of industrial and office space with at least ten (10) years experience in the Boston Metropolitan Area. Each appraiser so appointed shall be instructed to determine independently the Fair Market Rental within thirty (30) days after the request of either party. If only one appraiser shall have been appointed within ten (10) days after the first party's request, or if two appraisers shall have been appointed, but only one appraiser shall have made determination of Fair Market Rental within thirty (30) days after the request of either party, then the determination of such appraiser shall be final and binding upon both parties. If the appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above, and if the difference between the amounts so determined shall not exceed ten (10%) percent of the lesser of such amount, then the Fair Market Rental shall be the average of the amounts determined; if, however, the difference between the amounts determined shall exceed ten (10%) percent of the lesser of such amounts, then such two appraisers shall have ten (10) days to appoint a third appraiser, but if such appraisers fail to do, then either party may request the President of the Greater Boston Real Estate Board to appoint an appraiser within ten (10) days of such request. Such third appraiser shall also be a reputable estate broker of industrial and office space with at least ten years experience in the Boston Metropolitan Area, and shall not have acted in any capacity for either party within five (5) years of his selection. Both parties shall be bound by any appointment so made within said ten (10) day period. If no such appraiser shall have been appointed within said ten (10) days, either party may apply to any court having jurisdiction to make such appointment. Any appraiser appointed by the original appraisers, by the President of the Greater Boston Real Estate Board, or by the court, shall be instructed to determine the Fair Market Rental within thirty
(30) days after his appointment. If the amount of the third appraisal shall be less than the lower of the first two appraisals, the Fair Market Rental shall be the lower of the first two appraisals. In all other cases, the Fair Market Rental shall be equal to the third appraisal. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by law.

Each party shall bear the costs of its own appraiser, and shall share equally the cost of a third appraiser, if any.

                                   EXHIBIT B-2

     If the parties are unable to agree on said Fair Market Value as of the Determination Date, said question shall be submitted upon either party's request to a board of appraisers two (2) in number, one named by Lessor and one named by Lessee. Each appraiser appointed under this paragraph shall be a reputable real estate broker of industrial and office space with at least ten (10) years experience in the Boston Metropolitan Area. Each appraiser so appointed shall be instructed to determine independently the Fair Market Value within thirty (30) days after the request of either party. If only one appraiser shall have been appointed within ten (10) days after the first party's request, or if two appraisers shall have been appointed, but only one appraiser shall have made a determination of Fair Market Value within thirty (30) days after the request of either party, then the determination of such appraiser shall be final and binding upon both parties. If two appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above, and if the difference between the amounts so determined shall not exceed ten (10%) percent of the lesser of such amounts, then such two appraisers shall have ten (10) days to appoint a third appraiser, but if such appraisers fail to do so, then either party may request the President of the Greater Boston Real Estate Board to appoint an appraiser within ten (10) days of such request. Such third appraiser shall also be a reputable real estate broker of industrial and office space with at least ten (10) years experience in the Boston Metropolitan Area, and shall not have acted in any capacity for either party within five (5) years of his selection. Both parties shall be bound by any appointment so made within said ten (10) day period. If no such appraiser shall have been appointed within said ten (10) days, either party may apply to any court having jurisdiction to make such appointment. Any appraiser appointed by the original appraisers, by the President of the Greater Boston Real Estate Board, or by the court, shall be instructed to determine the Fair Market Value within thirty (30) days after his appointment. If the amount of the third appraisal shall be less than the lower of the first two appraisals, the Fair Market Value shall be the lower of the first two appraisals. In all other cases, the Fair Market Value shall be equal to the third appraisal. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by law.

     Each party shall bear the costs of its own appraiser, and shall share equally the cost of a third appraiser, if any.

                                   SCHEDULE C

               AMENDED NONDISTURBANCE AND SUBORDINATION AGREEMENT

TERMS:

Lessor:                  SIMON D. YOUNG, Trustee of SANDPY REALTY
                         TRUST under Declaration of Trust dated January 2, 1985, recorded with Bristol North Registry of Deeds in Book 2700, Page 276, of Brockton, Massachusetts.


Lessee:                  WIGS BY PAULA, INC.
                         21 Bristol Drive
                         Easton, MA 02375

Mortgagee:               Rockland Trust Company, under an Indenture of Trust
                         and Mortgage dated as of July 10, 1985 between Lessor and the Town of Easton, MA , as amended and supplemented by First Amendment to Indenture of Trust and Mortgage and Agreement dated as of March 15, 1986
                         ("the Indenture").

Lease: A Lease dated July 10, 1985, by and between the Lessor and Lessee as amended by First Amendment to lease dated March 15, 1986 and by Second Amendment to lease dated March 1, 1989 and having an Effective Date as between Lessor and Lessee of January 1, 1989.

Leased Premises: The land described on Schedule A-1 hereto together with all buildings and improvements now or hereafter located thereon and all easements, rights, restrictions and appurtenances relating to such land.

Mortgaged Premises:      Premises on Bristol Drive, Easton, Massachusetts as
                         more fully described in the Indenture.

1. In order to induce Mortgagee to maintain the loan secured by the Mortgage, Lessor and Lessee agree that the Lease shall be subject and subordinate to the lien and priority of the Mortgage, to all the terms and provisions thereof, to all advances, payments and claims of any nature made or to be made thereunder and secured thereby and to any renewals, extensions, modifications or replacements thereof. The foregoing shall be subject to the provisions of the Mortgage whereby the holder thereof may as therein described subordinate the Mortgage to the Lease.

2. In consideration of the foregoing subordination of the Lease to the Mortgage and in the event Mortgagee shall hereafter either foreclose such Mortgage and bid in our purchase the Mortgaged Premises at any foreclosure sale or sales, or acquire title to the Mortgaged Premises by deed or otherwise in lieu of foreclosure, Mortgagee agrees that:

     A. If Lessee shall pay the rent and any other payments reserved or provided in the Lease, and shall keep, observe and perform all the other terms, covenants, conditions, provisions and agreements contained in the Lease which Lessee would have been obligated to keep, observe and perform if the Lease had survived such foreclosure, Mortgagee shall, for the same period as the term of the Lease would have continued absent such foreclosure, permit Lessee peaceably and quietly to continue in possession of the Leased Premises. Nothing herein contained shall be deemed to cause or allow any option in favor of Lessee to purchase the Leased Premises to survive a foreclosure sale by Mortgagee effected pursuant to applicable law.

3. In no event shall Mortgagee and its successors and assigns, including any purchaser at a foreclosure sale, be:

     A. liable for any act or omission of the Lessor, its successors or assigns, as landlord under the Lease;

     B. subject to any offsets or defenses which Lessee might have against Lessor, its successors and assigns, as landlord under the Lease;

     C. bound by any rent or additional rent which Lessee might have paid to the Lessor, its successors or assigns in advance of the time called for under the Lease;

     D. bound by any amendment or modification of the Lease made without consent of Mortgagee; or

     E. except as modified by Paragraph 2A above, required to restore the Mortgaged Premises in the event of destruction or damage by casualty or taking.

4. Lessee does hereby confirm its agreement to attorn to Mortgagee as provided in Section 10 (a) of the Lease.

     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, but shall be binding upon Mortgagee and any succeeding holder of the Mortgage only during the period it is a holder, and shall be binding upon any purchaser at a foreclosure sale or successor in title to such purchaser only during the period of its ownership.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this 1st day March, 1989.

     Mortgagee:                         ROCKLAND TRUST COMPANY



                                        By:
                                           -------------------------------------

     Lessee:                            WIGS BY PAULA, INC.



                                        By:
                                           -------------------------------------
                                            Simon D. Young, President

COMMONWEALTH OF MASSACHUSETTS                           _________________ , 1989

COUNTY OF                   , SS.

     Then personally appeared before me the above-named _____________________ , _________________________ of ROCKLAND TRUST COMPANY, and acknowledged the foregoing to be the free act and deed of said Corporation.




                                           -------------------------------------
                                           NOTARY PUBLIC

                                           My Commission Expires:
                                                                 ---------------


STATE OF                                                _________________ , 1989

COUNTY OF                   , SS.


     Then personally appeared before me the above-named Simon D. Young, President and Treasurer of WIGS BY PAULA, INC., and acknowledged the foregoing to the free act and deed of said Corporation.



                                           -------------------------------------
                                           NOTARY PUBLIC

                                           My Commission Expires:
                                                                 ---------------